EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this Registration Statement of Showpower, Inc. on Form S-8 of our report dated March 6, 1998, except for
Note 17, as to which the date is May 19, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in Showpower, Inc.'s estimated useful lives of and method of accounting for depreciation of property and equipment) appearing in the prospectus filed by Showpower, Inc. pursuant to Rule 424(b) under the Securities Act of 1933 (Registration No. 333-50595).


/s/ Deloitte & Touche LLP

Los Angeles, California
July 29, 1998